EXHIBIT 32.1

                     CERTIFICATION OF THE PRESIDENT AND CFO
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-Q of PrimeSource Healthcare, Inc. (the "Company") for the quarterly period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph H. Potenza, as the President of the Company, and Shaun D. McMeans, as the Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Joseph H. Potenza
-------------------------
Name: Joseph H. Potenza
Date:   February 13, 2004
        -----------------


/s/ Shaun D. McMeans
-------------------------
Name: Shaun D. McMeans
Date:   February 13, 2004
        -----------------

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.







                                      -41-